UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): December 8, 2000


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                               1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                           46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)

Item 5: Other Events

On December 8, 2000, Conseco, Inc. ("Conseco") executed a definitive agreement to sell substantially all of the "Vendor Services" business of its subsidiary, Conseco Finance Corp., to Wells Fargo Financial Leasing, Inc. Vendor Services is one of the non-core assets being monetized to fund the retirement of $2 billion in debt. Cash proceeds to Conseco from the transaction are expected to be approximately $160 million. The transaction is expected to close in the first quarter of 2001.



Item 7(c).  Exhibit.

    99.1 Asset Purchase Agreement dated December 8, 2000 by and among Wells Fargo Financial Leasing, Inc., Conseco, Inc., Conseco Finance Corp., Conseco Finance Vendor Services Corporation, Green Tree Lease Finance II, Inc., Green Tree Lease Finance 1998-1, LLC and Conseco Finance Lease 2000-1,LLC


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONSECO, INC.

DATE:  December 12, 2000


                                        By:  /s/ James S. Adams
                                             -----------------------------------
                                             Name:   James S. Adams
                                             Title:  Senior Vice President,
                                                       Chief Accounting Officer
                                                       and Treasurer